Exhibit 10.47

FIRST AMENDMENT TO SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECURITY AGREEMENT (this “Amendment”) to that certain Security Agreement Note dated August 4, 2022 (the “Security Agreement”) is made and entered into as of the date last written below (the “Effective Date”), by and among Athena Bitcoin, Inc., a Delaware corporation, and Athena Bitcoin Global, a Nevada corporation (collectively, the “Grantor”) and Michael Komaransky, an individual (“Secured Party”). Grantors and Secured Party are sometimes hereinafter referred to individually as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Security Agreement.

RECITALS

WHEREAS, as of immediately prior to the Effective Date and pursuant to Section 14 of the Security Agreement, the Security Agreement may be amended by an instrument in writing signed by both of the Parties, and the Parties desire to amend the Security Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Amendment to Security Agreement. The Security Agreement is hereby amended as follows:

2. Grant of Security Interest, subsection (b) is hereby amended to add the following language at the end of subsection (b):

“Notwithstanding anything to the contrary herein, the Collateral shall not include the following property of Borrower: fourteen (14) Athena ATMs located in the country of El Salvador.”

2. Reaffirmation. Grantor (a) affirms all of its obligations under the Security Agreement and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection herewith do not operate to reduce or discharge the Grantor’s obligations thereunder.

3. No Other Amendment; Recitals. Except as modified by this Amendment, the Security Agreement shall remain in full force and effect in all respects without any modification. This Amendment shall be effective as to the Security Agreement as of the Effective Date. The preamble and recitals hereof are fully incorporated into this Amendment.

4. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Illinois, without regard conflict of laws principles that would result in the application of any law other than those of the State of Florida.

5. Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be an original, and all of which shall be deemed one instrument, and counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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